AMENDMENT NO. 2
                               TO
           ECONOMIC VALUE ADDED INCENTIVE BONUS PLAN
                              FOR
          FLEMING COMPANIES, INC. AND ITS SUBSIDIARIES


          WHEREAS, Fleming Companies, Inc. (the "Company") presently has in existence the Economic Value Added Incentive Bonus Plan (the "Plan"); and

          WHEREAS, Section 7.01 of the Plan contains a definition of the term "change of control"; and

          WHEREAS, the Company believes that Section 7.01 of the Plan should be amended; and

          WHEREAS, the Board of Directors of the Company has authorized and approved this Amendment No. 2 to the Plan at a meeting held on August 18, 1998;

          NOW, THEREFORE, the Plan is hereby amended as follows:

     Section 7.01. Section 7.01 of the Plan is hereby amended by deleting subsections 7.01(a), 7.01(b), 7.01(c) and 7.01(d) in their entirety, and replacing them with the following:

               (a)  The acquisition by any individual,
          entity or group (within the meaning of Section
          13(d)(3) or 14(d)(2) of the Securities Ex-change Act of 1934, as amended (the "Exchange
          Act")) (a "Person") of beneficial ownership
          (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more (the
          "Triggering Percentage") of either (i) the then outstanding shares of common stock of the Company (the "Outstanding Company Common
          Stock") or (ii) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding
          Company Voting Securities"); provided, how-ever, in the event the "Incumbent Board" (as such term is hereinafter defined) pursuant to authority granted in any rights agreement to which the Company is a party (the "Rights
          Agreement") lowers the acquisition threshold percentages set forth in such Rights Agree-ment, the Triggering Percentage shall be automatically reduced to equal the threshold percentages set pursuant to authority granted to the board in the Rights Agreement; and provided, further, however, that the following acquisitions shall not constitute a Change of
          Control: (i) any acquisition directly from the Company, (ii) any acquisition by the Company, (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, or (iv) any acqui-sition by any corporation pursuant to a trans-action which complies with clauses (x), (y), and (z) of subsection (c) of this Section
          7.01; or

               (b)  Individuals who, as of the date
          hereof, constitute the Board (the "Incumbent
          Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a direc-tor subsequent to the date hereof whose elec-tion, appointment or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for purposes of this definition, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

               (c)  Approval by the shareholders of the
          Company of a reorganization, share exchange, merger or consolidation or acquisition of assets of another corporation (a "Business
          Combination"), in each case, unless, following such Business Combination, (x) all or substan-tially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and
          Outstanding Company Voting Securities immedi-ately prior to such Business Combination will beneficially own, directly or indirectly, more than 50% of, respectively, the then outstand-ing shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business
          Combination (including, without limitation, a corporation which as a result of such transac-tion will own the Company through one or more subsidiaries) in substantially the same pro-portions as their ownership, immediately prior to such Business Combination of the Outstand-ing Company Common Stock and Outstanding
          Company Voting Securities, as the case may be,
          (y) no Person (excluding any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business
          Combination) will beneficially own, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business
          Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combi-nation, and (z) at least a majority of the members of the board of directors of the corporation resulting from such Business
          Combination will have been members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combi-nation; or

               (d)  Approval by the shareholders of the
          Company of (x) a complete liquidation or dissolution of the Company or, (y) the sale or other disposition of all or substantially all of the assets of the Company, other than to a corporation, with respect to which following such sale or other disposition, (A) more than 50% of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then out-standing voting securities of such corporation entitled to vote generally in the election of directors will be beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Out-standing Company Common Stock and Outstanding
          Company Voting Securities immediately prior to such sale or other disposition in substantial-ly the same proportion as their ownership, immediately prior to such sale or other dispo-sition, of the Outstanding Company Common
          Stock and Outstanding Company Voting Securi-ties, as the case may be, (B) less than 20% of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors will be beneficially owned, directly or indi-rectly, by any Person (excluding any employee benefit plan (or related trust) of the Company or such corporation), except to the extent that such Person owned 20% or more of the Outstanding Company Common Stock or Outstand-ing Company Voting Securities prior to the sale or disposition, and (C) at least a major-ity of the members of the board of directors of such corporation will have been members of the Incumbent Board at the time of the execu-tion of the initial agreement, or of the action of the Board, providing for such sale or other disposition of assets of the Company.

          Except as provided in this Amendment No. 2, in all other respects the Plan is hereby ratified and confirmed. The effective date of this Amendment No. 2 shall be August 18, 1998.